UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2005

CABELA’S INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 14, 2005, the Compensation Committee of the Board of Directors of Cabela’s Incorporated (“Cabela’s”) granted non-statutory stock options under Cabela’s 2004 Stock Plan (the “Plan”) to Cabela’s Named Executive Officers (as defined in Item 402(a) of Reg. S-K). Cabela’s Named Executive Officers were granted options to purchase the following number of shares of Cabela’s voting common stock: Dennis Highby, 40,000 shares; David A. Roehr, 20,000 shares; Patrick A. Snyder, 20,000 shares; Michael Callahan, 20,000 shares; and Ralph W. Castner, 20,000 shares. Messrs. Highby, Roehr, Snyder, Callahan, and Castner are employed “at will.” The option grants (i) were granted with an exercise price of $20.00 per share, the closing price of Cabela’s voting common stock on the New York Stock Exchange on the day immediately preceding the grant date, (ii) have a ten-year term, and (iii) were fully vested on the grant date. The terms of the stock options are governed by the Plan and the Form of 2004 Employee Stock Option Agreement, which are incorporated herein by reference from Exhibits 10.12 and 10.13, respectively, of Cabela’s Registration Statement on Form S-1, filed on March 23, 2004, Registration No. 333-113835.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: April 18, 2005	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer